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                                                                   Exhibit 11(a)


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 13, 1997 accompanying the financial statements of Stratton Growth Fund, Inc. which are incorporated by reference in Part B of the Post-Effective Amendment to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus.


                                           /s/ Tait, Weller & Baker

                                           TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
March 10, 1997